Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Equity Bancshares, Inc. of our report dated August 10, 2017 on the consolidated financial statements of Cache Holdings, Inc. for the years ended December 31, 2016 and 2015 and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Sewell & Taylor LLP
Sewell & Taylor LLP
Tulsa, Oklahoma
June 4, 2018